November 8, 2012

Re: 2012 Indiana Member Director and District-Wide Independent Director Election Results

Dear Indiana Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2012 Indiana member director election. The new directors' terms will begin on January 1, 2013, and expire as noted below.

Indiana - Two Member Directors

Number of members eligible to vote	194
Number of members casting votes	102

Total eligible votes for each directorship	2,178,160

Member Director Candidates	City, State	Term Ends	Votes Received
Michael R. Becher Director First Merchants Corporation	Muncie, IN		349,905
Samuel E. Eckart Area President, Director First Savings Bank, FSB	Clarksville, IN		344,253
Karen F. Gregerson* Senior Vice President & CFO STAR Financial Bank	Fort Wayne, IN	December 31, 2016	510,138

John M. Kennedy President/CEO Greenfield Banking Company	Greenfield, IN		209,940
Maurice F. Winkler III* President, CEO Peoples Federal Savings Bank of DeKalb County	Auburn, IN	December 31, 2016	596,803
Christopher A. Wolking Senior EVP, CFO Old National Bancorp	Evansville, IN		439,266

*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2012 district-wide election of independent directors. The independent directors' terms will begin on January 1, 2013, and expire as noted below.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	194
Number of Michigan members eligible to vote	222
Total members eligible to vote	416
Number of Indiana members casting votes	62
Number of Michigan members casting votes	90
Total members casting votes	152
Total eligible votes for each directorship	4,169,484

Independent Director Candidates	City, State	Term Ends	Votes Received
Jonathan P. Bradford* President and CEO Inner City Christian Federation	Grand Rapids, MI	December 31, 2016 (Public Interest Directorship)	1,666,393
Carl E. Liedholm* Professor of Economics Michigan State University	East Lansing, MI	December 31, 2016	1,798,585
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary